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                                   PROMISSORY NOTE


JUNE 30, 1999                                                      $300,000.00


     For value received, Oceanic International Properties Corporation ("OIPC"), a Colorado corporation, promises to pay to or to the order of NWO Resources, Inc. ("NWO"), an Ohio corporation, the sum of Three Hundred Thousand Dollars ($300,000.00) with interest from the date of each loan draw at the rate of 8.25% per annum, payable at maturity. Principal and interest are payable at 5000 South Quebec Street, Suite 450, Denver, Colorado 80237.

     It is agreed that accrued interest hereunder shall be payable monthly and that the principal amount of this Promissory Note and all accrued interest hereunder is due and payable March 31, 2000. However, NWO may, at its sole discretion, make demand on OIPC for repayment of all amounts due and payable under this Promissory Note at any time prior to March 31, 2000. If not paid when due, the principal and accrued interest hereunder shall draw interest at the rate of Twelve percent (12%) per annum, and that failure to make any payment of the principal and interest when due, or any default, shall cause the whole Note to become due at once, or the interest to be treated as principal at the option of the holder of the Note.

     OIPC hereby waives presentment, demand, protest or notice of any kind in connection with this Promissory Note but is entitled to the benefits of any other right it may possess at law or in equity. If this Promissory Note or interest thereon is not paid when due, or suit is brought, OIPC agrees to pay all reasonable costs of collection, including a reasonable sum for attorneys' fees.

     This Promissory Note shall be construed in accordance with and governed by the laws of the state of Colorado.


ATTEST:                                OCEANIC INTERNATIONAL PROPERTIES
                                       CORPORATION


/s/ Janet A. Holle                     /s/ Charles N. Haas
-------------------------              --------------------------
Janet A. Holle, Secretary              Charles N. Haas, President

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